BIOSPECIFICS TECHNOLOGIES CORP.
                                35 Wilbur Street
                            Lynbrook, New York 11563



May 29, 1997


TO THE STOCKHOLDERS:

        You are cordially invited to attend the Annual Meeting of Stockholders of BioSpecifics Technologies Corp., which will be held at the Holiday Inn Crowne Plaza, 104-04 Ditmars Boulevard, East Elmhurst, New York 11369 on July 16, 1997 at 11:30 A.M. local time.

        The Notice of the Annual Meeting and Proxy Statement, which are attached, provide information concerning the matters to be considered at the meeting. In addition, the general operations of the Company will be discussed and stockholders will be afforded the opportunity to ask questions.

        We would appreciate your signing and returning your proxy in the enclosed envelope as soon as possible, whether or not you plan to attend the meeting. Please sign, date and return the enclosed proxy in the self-addressed, postage prepaid envelope. If you do not return the signed proxy, your vote cannot be counted. We value your opinion and encourage you to participate in this year's annual meeting by voting your proxy.

        Your vote is important. Accordingly, you are urged to mark, sign and return the accompanying proxy card whether or not you plan to attend the meeting.


                                                  Very truly yours,
                                                  Edwin H. Wegman
                                                  Chairman of the Board

                         BIOSPECIFICS TECHNOLOGIES CORP.
                                35 Wilbur Street
                            Lynbrook, New York 11563
                              ____________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 16, 1997
                             ____________________

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BioSpecifics Technologies Corp. (the "Company") will be held at the Holiday Inn Crowne Plaza, 104-04 Ditmars Boulevard, East Elmhurst, New York 11369 on July 16, 1997 at 11:30 A.M. local time, for the following purposes:

            1. To elect two directors of the Company for the ensuing three years, and until their successors shall be duly elected and qualified;

            2. To approve the BioSpecifics Technologies Corp. 1997 Stock Option Plan; and

            3. To transact such other business as may properly come before the meeting, or any or all adjournments thereof.

        The transfer books will not be closed for the Annual Meeting. Only stockholders of record at the close of business on May 22, 1997 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof.

        YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT, WHICH CONTAINS INFORMATION RELEVANT TO THE ACTION TO BE TAKEN AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE MARK, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ADDRESSED, POSTAGE PREPAID ENVELOPE (FOR USE IN THE UNITED STATES). YOU MAY REVOKE YOUR PROXY IF YOU SO DESIRE AT ANY TIME BEFORE IT IS VOTED AND MAY VOTE IN PERSON AT THE MEETING EVEN THOUGH YOU HAVE RETURNED A PROXY CARD.

                                        By Order of the Board of Directors,
                                        Thomas L. Wegman
                                        Secretary

Lynbrook, New York
May 29, 1997

                         BIOSPECIFICS TECHNOLOGIES CORP.
                                35 Wilbur Street
                            Lynbrook, New York 11563

                             ____________________


                                PROXY STATEMENT

                             ____________________


                         Annual Meeting of Stockholders
                            to be held July 16, 1997


        This Proxy Statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by the Board of Directors of BioSpecifics Technologies Corp. (the "Company") to be used at the Annual Meeting of Stockholders of the Company to be held at the Holiday Inn Crowne Plaza, 104-04 Ditmars Boulevard, East Elmhurst, New York 11369 on July 16, 1997 and any adjournments thereof ("Annual Meeting"). The matters to be considered at the meeting are set forth in the attached Notice of Meeting.

        The Company intends to send the proxy materials and the 1997 Annual Report to Stockholders on or about May 30, 1997.

                  INFORMATION CONCERNING SOLICITATION AND VOTING

OUTSTANDING SHARES ENTITLED TO VOTE

        On May 22, 1997, there were outstanding 4,883,396 shares of common stock, $.001 par value per share, of the Company ("Common Stock"), the record holders of which, on that date, are entitled to one vote for each share of such stock.

SOLICITATION OF PROXIES

        The solicitation of proxies in the enclosed form is made on behalf of the Company and the cost of this solicitation is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by direct communication using the services of directors, officers and regular employees of the Company at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the Common Stock.

RECORD DATE; REVOCABILITY OF PROXIES

        The Board of Directors has fixed the close of business on May 22, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

        The proxy will be voted (or withheld from voting) in accordance with any specifications made. Unless otherwise specified in the proxy, shares represented by proxy will be voted "FOR" election of the nominees listed herein and "For" approval of the BioSpecifics Technologies Corp. 1997 Stock Option Plan (the "1997 Plan"). A proxy may be revoked by giving notice to the Secretary of the Company in person, or by written notification actually received by the Secretary, at any time prior to its being exercised or by attending the meeting and voting in person.

QUORUM; VOTING

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of the Common Stock authorized to vote constitutes a quorum for the transaction of business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

        Each unrevoked proxy card properly signed and received prior to the close of the meeting will be voted as indicated. Unless otherwise specified on the proxy, the shares represented by a signed proxy card will be voted "FOR" Items 1 and 2 on the proxy card and will be voted at the discretion of the persons named as proxies on other business that may properly come before the meeting. Concerning the election of directors, by checking the appropriate box on your proxy card you may: (a) vote "FOR" each of the director nominees; or (b) withhold authority to vote for any of the director nominees. Concerning the approval of the 1997 Plan, by checking the appropriate box on your proxy card you may vote "For" or "Against" the 1997 Plan. Stockholders may vote by either completing and returning a signed proxy card prior to the meeting, voting in person at the meeting or submitting a signed proxy card at the meeting.

        If a proxy card indicates an abstention or a broker non-vote on a particular matter, the shares represented by such proxy will be counted as present for quorum purposes. If a quorum is present, an abstention will have the effect of a vote against the matter and broker non-votes will have no effect.

        The election of directors requires a plurality vote of those shares voted at the meeting with respect to the election of directors. "Plurality" means that the individuals who receive the largest number of votes cast "FOR" are elected as directors. Consequently, any shares not voted "FOR" a particular nominee (whether as a result of a direction to withhold authority or a broker non-vote) will not be counted in such nominee's favor. All other matters to be voted on, including approval of the 1997 Plan, will be decided by the affirmative vote of a majority of the shares present or represented at the meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote, but because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote.

OWNERSHIP OF EQUITY SECURITIES

        To the Company's knowledge, the table that follows sets forth the beneficial ownership of shares of Common Stock as of May 22, 1997 of (i) those persons or groups known to the Company to beneficially own more than 5% of the Common Stock, (ii) each director and nominee of the Company, (iii) each executive officer whose compensation exceeded $100,000 (each, a "named executive officer") in fiscal 1997, and (iv) all directors and executive officers of the Company as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), based on information furnished by the persons listed or contained in filings made by them with the Securities and Exchange Commission. Unless indicated below, the stockholders listed possess sole voting and investment power with respect to their shares and the business address of each stockholder is c/o BioSpecifics Technologies Corp., 35 Wilbur St., Lynbrook, New York 11563.

                                            Number of Shares
Name of                                     of Common Stock        Percent of
Beneficial Owner                           Beneficially Owned        Class
----------------                           ------------------        -----
Edwin H. Wegman (1)                            2,444,542             50.0%
The S.J. Wegman Company                        1,949,327             39.9%
Harold Stern (2)                                 79,056               1.6%
Thomas L. Wegman (3)                             67,244               1.4%
Paul A. Gitman, MD. (4)                          49,500               1.0%
Henry Morgan (5)                                 38,528                *
Sherman C. Vogel (6)                             18,528                *
Rainer Friedel (7)                               25,000                *
Directors and executive officers as a          2,730,898             54.7%
group (8 persons) (8)
____________________________________

(*)     Less than 1%.

(1) Includes 1,949,327 shares of Common Stock owned by The S.J. Wegman Company, a partnership of which Edwin H. Wegman is the sole general partner. Includes 120,000 shares beneficially owned by The Isabel H. Wegman Rev. Trust. Includes options to purchase 11,800 shares of Common Stock which are currently exercisable. Edwin H. Wegman is the father of Thomas L. Wegman.

(2) Includes options to purchase 13,600 shares of Common Stock which are currently exercisable.

(3) Includes 7,300 shares of Common Stock held by Thomas L. Wegman's wife and child. Includes options to purchase 32,500 shares of Common Stock which are currently exercisable.

(4) Includes 11,500 shares of Common Stock held by Dr. Gitman's wife and children. Includes options to purchase 10,000 shares of Common Stock which are currently exercisable. Dr. Gitman's business address is c/o Long Island Jewish Medical Center, 270-05 76th Ave., New Hyde Park, New York 11040.

(5) Includes 4,000 shares of Common Stock held by Garrubbo and Morgan, a partnership of which Mr. Morgan is a general partner owning a 50% equity position. Mr. Morgan disclaims beneficial ownership of 2,000 of such shares. Includes options to purchase 10,000 shares of Common Stock which are currently exercisable. Mr. Morgan's business address is c/o Morgan, Melhuish, Monaghan, Arvidson, Abrutyn & Lisowski, 651 West Mt. Pleasant Avenue, Livingston, New Jersey 07039-1873.

(6) Includes 8,528 shares of Common Stock held by S&J Investments, a partnership of which Mr. Vogel is a general partner owning a 25% equity position. Mr. Vogel disclaims beneficial ownership of 6,396 of such shares. Includes options to purchase 10,000 shares of Common Stock which are currently exercisable. Mr. Vogel's business address is 700 Park Avenue, New York, New York 10021.

(7) Includes options to purchase 25,000 shares of Common Stock which are currently exercisable.

(8) Includes 12,000 shares of Common Stock and options to purchase 14,000 shares of Common Stock held by an executive officer.

                        PROPOSAL I: ELECTION OF DIRECTORS

        The Board of Directors is divided into three classes, each of which currently serves for a term of three years, with only one class of directors being elected in each year. The term of office of the first class of directors, presently consisting of Thomas L. Wegman and Dr. Paul A. Gitman will expire on the date of this year's Annual Meeting; the term of office of the second class of directors, presently consisting of Sherman C. Vogel and Henry Morgan, will expire in 1998; and the term of office of the third class of directors, presently consisting of Edwin H. Wegman and Rainer Friedel , will expire in 1999. In each case, barring death, resignation or removal, each director serves from the date of his election until the end of his term and until his successor is elected and qualified.

        Two persons will be elected at the Annual Meeting to serve as director for a term of three years. The Company has nominated Thomas L. Wegman and Dr. Paul A. Gitman as candidates for election. Unless authority is withheld, the proxies solicited by management will be voted "FOR" the election of these nominees. In case a nominee becomes unavailable for election to the Board of Directors, an event which is not expected, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment. The election of directors requires a plurality vote of those shares voted at the meeting. Each nominee has informed the Company that he will serve if elected.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH NOMINEE FOR ELECTION TO THE BOARD OF DIRECTORS.

INFORMATION CONCERNING NOMINEES FOR DIRECTOR

        The nominees for director have the positions with the Company and principal occupations set forth in the table below.

                     Age at May       Position With the Company                     Term
 Name                 22, 1997        and Principal Occupation     Director Since  Expires
 ----                 --------        ------------------------     --------------  -------
 Thomas L. Wegman       42      Director, Secretary and Treasurer      1994          1997
 Dr. Paul A. Gitman     56      Director; Director, Quality and        1990          1997
                                Resource Management, Long Island
                                Jewish Medical Center

        Thomas L. Wegman has the positions with the Company and the principal occupations set forth in the table and has held for the past five years similar positions with the Company's subsidiaries, Advance Biofactures Corporation ("ABC-NY") and Advance Biofactures of Curacao N.V. ("ABC-Curacao").

        Dr. Gitman has been Director, Quality and Resource Management at Long Island Jewish Medical Center since January 1, 1995 and prior thereto was an independent physician engaged in the practice of internal medicine with Spellman Mykoff & Gitman, MD., P.C..

INFORMATION CONCERNING CONTINUING DIRECTORS

        Each of the directors named in the following table will continue in office after the Annual Meeting and until his term expires in the year indicated and his successor is elected and qualified.

                     Age at May       Position With the Company                     Term
 Name                 22, 1997        and Principal Occupation     Director Since  Expires
 ----                 --------        ------------------------     --------------  -------
 Edwin H. Wegman        77      Chairman of the Board and President    1990          1999


                     Age at May       Position With the Company                     Term
 Name                 22, 1997        and Principal Occupation     Director Since  Expires
 ----                 --------        ------------------------     --------------  -------
 Dr. Rainer Friedel     55      Director; Managing Director of         1995          1999
                                Biospecifics Pharma GmbH, the
                                Company's German subsidiary
                                ("Pharma"); Independent
                                pharmaceutical management consultant
 Henry Morgan           76      Director; Senior partner of the law    1990          1998
                                firm Morgan, Melhuish, Monaghan,
                                Arvidson, Abrutyn & Lisowski
 Sherman C. Vogel       73      Director; Private investor             1990          1998

        Each of such directors have had the positions with the Company, principal occupation and certain directorships set forth in the table above for the past five years, and, in the case of Mr. Edwin H. Wegman, has held similar positions with the Company's subsidiaries, ABC-New York and ABC-Curacao, for the past five years, except that Dr. Friedel has been a director of the Company since November 1995 and managing director of BioSpecifics Pharma since January 1, 1996. Since January 1994, Dr. Friedel has served as Chief Executive Officer of GBM Technology Transfer and Technology Risk Assessment, GmbH and, since June 1993, has served as an independent pharmaceutical management consultant. Prior to May 1993, Dr. Friedel was the Chief Executive Officer of Lichtwer Pharma GmbH. The Company and Dr. Friedel have entered into an employment agreement effective January 1, 1996 pursuant to which Dr. Friedel has agreed to devote approximately 75% of his working capacity to the Company and its subsidiaries in Germany and the United States. Dr. Friedel is to receive a salary of $150,000 and options to purchase up to 15,000 shares of Common Stock per annum. Dr. Friedel is entitled to one year's notice of the Company's termination of the employment agreement., In addition, Mr. Vogel was Chairman of the Board of Synergy Group Inc. prior to July 1995.

        Subsequent to the end of the 1997 fiscal year, Mr. Harold Stern, Executive Vice President and Director, sought to curtail his responsibilities to the Company and will resign those positions and the Board effective July 1, 1997. Mr. Stern will continue to work for the Company in a more limited capacity.

EXECUTIVE OFFICERS

        In addition to the officers named above, the Company employs Albert Horcher as its Controller and Principal Financial and Chief Accounting Officer. Mr. Horcher, a certified public accountant, has served in these positions since February 1991 and is 37 years old. Executive officers are elected annually by the Board of Directors and serve at the discretion of the Board.

BOARD MEETINGS AND COMMITTEES

        The Board held one meeting during the last fiscal year. All directors attended the meeting. The Board does not have nominating or compensation committees or committees performing similar functions. The Board has established an Audit Committee consisting of Sherman Vogel and Henry Morgan, a Stock Option Committee consisting of Dr. Paul A. Gitman and Henry Morgan which administers the Company's 1991 Stock Option Plan (the "1991 Plan") and the Company's 1993 Stock Option Plan (the "1993 Plan"), and an Executive Committee consisting of Edwin H. Wegman, Thomas L. Wegman and Harold Stern. The function of the Audit Committee is to (i) recommend selection of the Company's independent accountants, (ii) review with the independent accountants the results of their audits, (iii) review with the independent accountants and management the Company's financial reporting and operating controls and the scope of audits,
(iv) review all budgets of the Company and its subsidiaries and (v) make recommendations concerning the Company's financial reporting, accounting practices and policies and financial, accounting and operating controls and safeguards and review matters relating to the relationship between the Company and its auditors. The Audit, Stock Option and Executive Committees did not meet during the 1997 fiscal year.
                                       5

EXECUTIVE COMPENSATION

        OFFICERS

        The following table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to the Company's named executive officers for the fiscal years indicated. There are no other officers who received in excess of $100,000 during the fiscal year ended January 31, 1997. The Company's executive officers also serve in the same capacities in ABC-New York. Salaries of the executive officers are paid by the Company's subsidiary, ABC-New York. The officers serve in their respective capacities until the annual board of directors meeting to be held immediately following the Annual Meeting.

-------------------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------
                                     Annual Compensation           Long-Term Compensation
-------------------------------------------------------------------------------------------
                                                                               All Other
Name and                      Salary       Bonus    Other Annual   Number of  Compensation
Principal          Fiscal       ($)         ($)     Compensation    Options       ($)
  Position          Year                                 (1)
-------------------------------------------------------------------------------------------
Edwin H. Wegman     1997      356,375        -            -          1,800         -
  President         1996      350,000        -            -            -           -
                    1995      326,923        -            -         10,000         -
-------------------------------------------------------------------------------------------
Harold Stern        1997      183,156        -            -           900          -
  Executive         1996      182,360        -            -          1,800         -
  Vice President    1995      171,989        -            -         10,900         -
-------------------------------------------------------------------------------------------
Thomas L. Wegman    1997      130,893                                 700          -
  Secretary and     1996      119,376        -            -          1,200         -
  Treasurer         1995      113,603        -            -         10,600         -
-------------------------------------------------------------------------------------------
Rainer Friedel      1997      116,886        -            -         15,000         -
  Managing          1996       33,333        -            -         10,000         -
  Director          1995         -           -            -            -           -
-------------------------------------------------------------------------------------------

(1)   Excludes  perquisites and other personal benefits aggregating less than the lesser of
      $50,000 or 10% of the total annual salary and bonus reported for such person.

      The following  table contains  information  concerning the grants of stock options to the named executive officers of the Company during the fiscal year ended January 31, 1997.

-----------------------------------------------------------------------------------------
                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
-----------------------------------------------------------------------------------------
                      Number of       Percentage of
                      Securities           Total
                      Underlying       Options/SARs
                     Options/SARs       Granted to
 Name                   Granted        Employees in     Exercise or Base
                       (#)(1)(2)      Fiscal Year (%)    Price Per Share  Expiration Date
-----------------------------------------------------------------------------------------
Edwin H. Wegman          1,800              7.7             $5.0875         11/01/01
-----------------------------------------------------------------------------------------
Harold Stern              900               3.8             $4.625           11/1/06
-----------------------------------------------------------------------------------------
Thomas L. Wegman          700               3.0             $4.625           11/1/06
-----------------------------------------------------------------------------------------
Rainer Friedel          15,000             63.8             $4.625           11/1/06
-----------------------------------------------------------------------------------------

(1)     All outstanding options are currently exercisable.

(2)     Granted for service as an employee.


        The 1991 Plan was ratified at the annual meeting of stockholders in July 1992 and the 1993 Plan was ratified at the annual meeting of stockholders in July 1994.

        The following table sets forth information concerning each exercise of stock options during the 1997 fiscal year by each of the named executive officers, along with the year-end value of unexercised options.

-------------------------------------------------------------------------------------------
                     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FISCAL YEAR-END VALUES
-------------------------------------------------------------------------------------------

                                         Number of Securities       Value of Unexercised
                                        Underlying Unexercised     In-the-Money Options at
                                        Options at Fiscal Year       Fiscal Year-End
                                                End (#)                     ($)
-------------------------------------------------------------------------------------------
Name                 Shares
                    Acquired    Value
                       on      Realized
                   Exercise(#)   ($)    Exercisable Unexercisable Exercisable Unexercisable
-------------------------------------------------------------------------------------------
Edwin H. Wegman(1)      -         -       11,800        -            -            -
-------------------------------------------------------------------------------------------
Harold Stern            -         -       13,600        -            0            -
-------------------------------------------------------------------------------------------
Thomas L. Wegman        -         -       32,500        -         10,000          -
-------------------------------------------------------------------------------------------
Rainer Friedel                            25,000                     -
-------------------------------------------------------------------------------------------

(1).  During fiscal 1997,  options to purchase up to 80,000 shares of Common Stock at $3.30 per share expired.


        DIRECTORS

        Each of the three outside directors received $1,500 for attending the Board meeting in fiscal 1997.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who beneficially own more than ten percent of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These reporting persons also are required to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on its review of the copies of such forms furnished to it, the Company believes that all Section 16(a) reporting requirements were complied with during the fiscal year ended January 31, 1997.

                            PROPOSAL II: APPROVAL OF
                       THE BIOSPECIFICS TECHNOLOGIES CORP.
                             1997 STOCK OPTION PLAN

        On May 19, 1997 the Board adopted the BioSpecifics Technologies Corp. 1997 Stock Option Plan (the "1997 Plan") subject to approval by the stockholders at this Annual Meeting. The 1997 Plan is meant to augment and eventually replace the 1991 and 1993 Plans. The Company recognizes that as a highly technical Company, in order to attract and retain employees and consultants of the highest caliber, provide increased incentive for directors, officers, consultants and key employees and to continue to promote the well-being of the Company, it is in the best interests of the Company and its stockholders to provide directors, officers, key employees and consultants of the Company and its subsidiaries, through the granting of stock options, the opportunity to participate in the value and/or appreciation in value of the Company's Common Stock. The following summary of the 1997 Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the text of the 1997 Plan, which is annexed hereto as Annex A.

SUMMARY OF THE 1997 PLAN

        ADMINISTRATION. The 1997 Plan is administered by a stock option committee (the "Committee") appointed by the Board, whose members serve at the pleasure of the Board, or with respect to "non-employee" directors, the Board. Currently, the Committee consists of Henry Morgan and Paul A. Gitman, MD. (with respect to "non-employee" directors, all references to "Committee" shall mean the Board). The Committee has full authority, subject to the provisions of the 1997 Plan, to award stock options in the form of qualified incentive options ("Incentive Options") which qualify for favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options ("Non-Qualified Options"). Subject to the provisions of the 1997 Plan, the Committee determines, among other things, the persons to whom from time to time options may be granted ("Holders" or "Participants"), the type of option to be granted, the number of shares subject to each option, any restrictions or limitations on such options, and the terms of the stock option agreement. The interpretation and construction by the Committee of any provisions of, and the determination by the Committee of any questions arising under, the 1997 Plan or any rule or regulation established by the Committee pursuant to the 1997 Plan, shall be final, conclusive and binding on all persons interested in the 1997 Plan.

        SHARES SUBJECT TO THE PLAN. The 1997 Plan authorizes the granting of Awards the exercise of which would allow up to an aggregate of 500,000 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), to be acquired by the Holders. In order to prevent the dilution or enlargement of the rights of Holders under the 1997 Plan, the number of shares of Common Stock authorized by the 1997 Plan is subject to adjustment by the Board in the event of any change in the number of shares of outstanding Common Stock resulting from a stock dividend of more than 5% in any year, stock split, combinations or exchanges of shares, or other similar capital adjustments. If any option granted under the 1997 Plan is forfeited or terminated, the shares of Common Stock that were available pursuant to such option shall again be available for distribution in connection with options subsequently granted under the 1997 Plan.

        ELIGIBILITY. Subject to the provisions of the 1997 Plan, options may be granted to key employees, directors and consultants and others who are deemed to have rendered or to be able to render significant services to the Company and are deemed to have contributed or to have the potential to contribute to the success of the Company. Incentive Options may be awarded only to persons who, at the time of such awards, are employees of the Company.

        TYPES OF OPTIONS AND TERMS. The 1997 Plan provides both for Incentive Options and for Non-qualified Options. The exercise price per share of Common Stock purchasable under an Incentive or Non-qualified Option may not be less than 100% of the fair market value on the date of grant (or, in the case of an Incentive Option granted to a person possessing more than 10% of the total combined voting power of all classes of stock of the Company, not less than 110% of such fair market value). Options may only be granted within a 10-year period commencing from July 16, 1997 and may only be exercised within 10 years of the date of the grant (or within 5 years in the case of an Incentive Option granted to a person who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company). Options granted under the 1997 Plan vest and are exercisable only by the Holder during his or her lifetime in four equal annual installments commencing one year after date of grant, although the Board, in its discretion may provide for different vesting schedules. The options granted under the 1997 Plan may not be transferred other than by will or by the laws of descent and distribution.

        AMENDMENTS TO THE PLAN. The Board may at any time, and from time to time, amend, alter, suspend or discontinue any of the provisions of the 1997
Plan, except that the 1997 Plan may not be amended (i) to change the option price of optioned shares, (ii) to change the requirements that the option price per share not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted (or less than 110% in the case of 10% stockholders being issued Incentive Options), (iii) to extend the time within which options may be granted or the time within which a granted option may be exercised, or (iv) to change, without the consent of the Participant, any option previously granted to him or her under the 1997 Plan, except as provided in the 1997 Plan.
                                       8

FEDERAL INCOME TAX CONSEQUENCES

        The following discussion of the federal income tax consequences of participation in the 1997 Plan is only a summary of the general rules applicable to the grant and exercise of Options and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the 1997 Plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.

        INCENTIVE OPTIONS. The Participant will recognize no taxable income upon the grant or exercise of an Incentive Option. The Company will not qualify for any deduction in connection with the grant or exercise of Incentive Options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to the Participant, the Participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive Option over the exercise price will be treated as an item of adjustment for a Participant's taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the Participant. The Participant will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets, as short-term or long-term capital gain, depending on the length of time that the Participant held the shares, and the Company will not qualify for a deduction with respect to such excess.

        If Common Stock acquired upon the exercise of an Incentive Option is disposed of prior to the expiration of the holding periods described above, (i) the Participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and (ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the limitation that the compensation be reasonable. In the case of a disposition of shares earlier than two years from the date of the grant or in the same taxable year as the exercise, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price, which is the same amount included in regular taxable income.

        NON-QUALIFIED OPTIONS. With respect to Non-qualified Options (i) upon grant of the option, the Participant will recognize no income; (ii) upon exercise of the option (if the shares of Common Stock are not subject to a substantial risk of forfeiture), the Participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; and (iii) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the Participant. On a disposition of the shares, the Participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.

        If the shares acquired upon exercise of a Non-qualified Option are subject to a substantial risk of forfeiture, the Participant will recognize income at the time when the substantial risk of forfeiture is removed and the Company will qualify for a corresponding deduction at such time.

        The affirmative vote of the holders of a majority of the shares entitled to vote thereon, present in person or by proxy at the Annual Meeting, is required for approval of the 1997 Plan. Brokers not holding shares of record will not be included in the count.

        The closing price of the Company's Common Stock on May 22, 1997, as reported on Nasdaq, was $4.25 per share.

        THE BOARD OF  DIRECTORS  RECOMMENDS  A VOTE "FOR"  APPROVAL  OF THE 1997
PLAN.

                              CERTAIN TRANSACTIONS

        The S.J. Wegman Company owns Wilbur Street Corporation, which has leased to ABC-New York a building serving as a manufacturing facility and headquarters in Lynbrook, New York for over 30 years. The building also serves as the Company's administrative headquarters. Edwin H. Wegman, the Company's Chairman of the Board and President, is the President of Wilbur Street Corporation and the sole general partner of The S.J. Wegman Company, a partnership. The lease expired January 31, 1994. The lease currently runs month to month at the annual rate of $78,000. The Company believes that the rental is no greater than the amount that would be charged by an unaffiliated landlord for comparable facilities. The Company expects to negotiate a new lease which is expected to be at a higher rental but no greater than that charged by an unaffiliated landlord for comparable facilities. The Company does not anticipate that any rent increase will be retroactive. The Company subleases the remainder of the space subject to such lease, to an unaffiliated entity for $24,000 per year, pursuant to a verbal lease agreement.

            On August 20, 1991, in order to evidence previous borrowings, Mr. Wegman executed a promissory note made payable to ABC-New York in the principal amount of $56,820. The note is payable upon demand and bears 9% interest that commenced to accrue on August 20, 1991. On January 30, 1995, Edwin H. Wegman executed a promissory note, representing indebtedness he incurred during the 1994 and 1995 fiscal years, in the amount of $286,376 in favor of ABC-New York. The note bears interest at prime plus 1% and is due and payable on January 30, 1998. The note is secured by 50,000 shares of Common Stock owned by him. During the 1997 fiscal year, the amount of the indebtedness increased, net of repayments, by approximately $46,800 to bring the total to $398,423. During fiscal 1997, Mr. Wegman paid approximately $89,000 of interest on the notes.

                             INDEPENDENT ACCOUNTANTS

        The Company intends to use KPMG Peat Marwick LLP as its independent auditors for the 1998 fiscal year. A representative of KPMG Peat Marwick LLP is expected to be present at the meeting and is expected to be available to respond to appropriate questions.

                           1998 STOCKHOLDER PROPOSALS

        Proposals of stockholders intended to be presented at the Annual Meeting to be held following the end of 1998 fiscal year for inclusion in the proxy statement must be received at the Company's offices by January 29, 1998.

                                  OTHER MATTERS

        The Board of Directors knows of no matter which will be presented for consideration at the meeting other than the matters referred to in this Proxy Statement. Should any other matter properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.


                                           By Order of the Board of Directors,
                                           Thomas L. Wegman
                                           Secretary


Lynbrook, New York
May 29, 1997

                                     ANNEX A

                         BIOSPECIFICS TECHNOLOGIES CORP.

                             1997 STOCK OPTION PLAN


            1.    NAME AND  PURPOSE.  The  purpose of this Plan,  which shall be known as the "BioSpecifics Technologies Corp. 1997 Stock Option Plan" (the "Plan"), is to advance the interests of BioSpecifics Technologies Corp. (the "Company") by providing a material incentive for the continued services of those key employees, independent agents, consultants, attorneys and directors of the Company or its Subsidiaries who made significant contributions toward the Company's success and development, by encouraging those key employees, independent agents, consultants, attorneys and directors to increase their proprietary interest in the Company and by attracting new, able executives to employment with the Company or its Subsidiaries.

            2. DEFINITIONS. For purposes of this Plan, the following terms, when capitalized, shall have the meanings designated herein unless a different meaning is plainly required by the context.

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (c) "Committee" shall mean a Stock Option Committee of not less than two directors of the Company, each of whom is a "non-employee" director within the meaning of Rule 16b-3(c) under the Exchange Act and/or an "outside director" within the meaning of Section 162(m)(4)(c)(I) of the Code and the Treasury Regulations issued thereunder.

                  (d) "Common Shares" shall mean the shares of the Company's common stock, par value $.001 per share.

                  (e) "Consultant" shall mean any independent agent, consultant or attorney to or for the Company or a Subsidiary who, in the opinion of the Board, has demonstrated a capacity for contributing in a substantial measure to the success of the Company and its Subsidiaries.

                  (f) "Effective Date" shall mean the date on which this Plan shall have been approved by the directors and shareholders of the Company.

                  (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (h) "Fair Market Value" of the Common Shares on a certain date shall mean, if the Common Shares are listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the average of the closing bid and ask prices as quoted on NASDAQ on the date specified, or if the Common Shares are not quoted on NASDAQ on such date, on the next preceding date on which the Common Shares are traded. If the Common Shares are not listed on NASDAQ, then "Fair Market Value" of the Common Shares on a certain date shall be that value which the Board or the Committee determines, in good faith, to be the fair market value of the Common Shares on such date.

                  (i) "Key Employee" shall mean any employee of the Company or a Subsidiary who, in the opinion of the Board, has demonstrated a capacity for contributing in a substantial measure to the success of the Company and its Subsidiaries.

                  (j) "Non-Qualified Stock Options" shall mean those options granted by the Company pursuant to this Plan which do not qualify for favorable tax treatment under Section 422 of the Code.

                  (k) "Participant" shall mean a Key Employee, Participating Director or Consultant selected by the Board to receive options, whether Qualified Incentive Stock Options or Non-Qualified Stock Options, granted under this Plan.

                  (l) "Participating Director" shall mean any director of the Company or any Subsidiary who, in the opinion of the Board, has demonstrated a capacity for contributing in a substantial measure to the success of the Company and its Subsidiaries.

                  (m) "Qualified Incentive Stock Options" shall mean those options granted by the Company pursuant to this Plan which qualify for favorable tax treatment under Section 422 of the Code.

                  (n) "Retirement" shall mean retirement (i) on or after age 55 with 20 or more years of service, (ii) on or after age 60 or (iii) with the consent of the Committee.

                  (o) "Securities Act" shall mean the Securities Act of 1933, as amended.

                  (p) "Subsidiary" shall mean a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

           3.     ADMINISTRATION; SELECTION OF PARTICIPANTS.

                  (a) This Plan shall be administered by the Committee or, with respect to non-employee directors, the Board, which shall select the

Participants and shall grant to the Participants stock options under, and in accordance with, the provisions of this Plan. If the Committee is administering the Plan, it shall report all action taken by it to the Board which shall review and ratify or approve those actions which are required by law to be so reviewed and ratified or approved by the Board. To the extent the Committee administers this Plan, all references herein to the "Board" shall mean the "Committee." The stock options granted under this Plan may be either Qualified Incentive Stock Options or Non-Qualified Stock Options, within the discretion of the Board. Non-Qualified Stock Options may be granted to any Participant, including Key Employees, Consultants and Participating Directors. Qualified Incentive Stock Options may be awarded only to Key Employees (including directors who are Key Employees).

                  (b) Subject to the express provisions of this Plan, the Board shall have authority to (i) adopt regulations and procedures which are consistent with the terms of this Plan; (ii) adopt and amend stock option agreements between the Company and a Participant as they deem advisable and to determine the terms and provisions of such stock option agreements, including the number of shares with respect to which options are granted to a Participant, the option price for such shares, and the date or dates when the option or parts of it may be exercised, the restrictions applicable thereto, which need not be identical, and which terms shall comply with any applicable requirements of Paragraph 5 below; (iii) construe and interpret such stock option agreements and to impose therein such limitations and restrictions as are deemed necessary or advisable by counsel for the Company so that compliance with the federal securities laws and with the securities laws of the various states may be assured; and (iv) make all other determinations necessary or advisable for administering this Plan. All decisions and interpretations made by the Board shall be binding and conclusive on all Participants, their legal representatives and beneficiaries.

           4.     SHARES SUBJECT TO THE PLAN.

                  (a) The Shares to be issued and delivered by the Company upon exercise of options granted under this Plan (whether Qualified Incentive Stock Options or Non-Qualified Stock Options) are the Common Shares, which may be either authorized but unissued shares, or treasury shares, in the discretion of the Board.

                  (b) The aggregate number of the Common Shares which may be issued under this Plan shall be 500,000; subject, however, to the adjustments provided in Paragraphs 10 and 18 after the Effective Date. The Board may, from time to time, increase the number of Shares available for grant under this Plan.

                  (c)   Shares   covered  by  an  option   which  is  no  longer
exercisable with respect to such shares shall again be available for issuance in connection with other options granted under this Plan.

                  (d) During any calendar year, no Participant may be granted options pursuant to this Plan on more than 350,000 Common Shares subject to the adjustments provided in Paragraphs 10 and 18 after the Effective Date.

            5. TERMS OF OPTIONS. Options granted under this Plan shall be evidenced by stock option agreements authorized by the Board and executed by a duly authorized officer of the Company. Such stock option agreements shall contain such terms as the Board shall determine, subject to the following limitations and requirements:

                  (a) OPTION PRICE: The option price per Common Share shall be not less than 100% of the Fair Market Value of the Common Shares on the date of grant of such option; provided, however, that the option price of any Qualified Incentive Stock Options granted to any stockholder of the Company who owns at least 10% of the Common Shares shall not be less than 110% of such Fair Market Value.

                  (b) PERIOD WITHIN WHICH OPTION MAY BE EXERCISED: In general, options granted under this Plan will become exercisable in four equal, annual installments commencing one year after the date the option is granted, although the Board, in its discretion, may provide for different vesting schedules. Each option granted under this Plan shall terminate (become non-exercisable) after the expiration of ten years from the date of grant of such option; provided, however, that Qualified Incentive Stock Options granted to any stockholder of the Company who owns, at the time of grant, at least 10% of the Common Shares, shall terminate after the expiration of five years from the date of grant of such option.

                  (c) TERMINATION OF OPTION BY REASON OF TERMINATION OF EMPLOYMENT, CONSULTANCY OR DIRECTORSHIP: Upon termination of a Key Employee's employment with the Company or a Subsidiary, all options granted under this Plan to such Participant which are not exercisable on the date of such termination shall immediately terminate, and any remaining exercisable options shall terminate if not exercised before the expiration of the applicable period specified below, or at such earlier time as may be applicable under subparagraph 5(b) above:

                         (i) No later  than  thirty  (30)  days  following  such
            termination of employment if such termination was not a result of death or retirement of the Participant.

                         (ii) No  later  than  six  (6)  months  following  such
            termination of employment if such termination was because of death, or because of retirement under the provisions of any retirement plan of the Company or any Subsidiary, or with the consent of the Company.

      Whether time spent on leave of absence granted by the Company or any Subsidiary shall contribute continued employment for purposes of this Plan shall be determined by the Board in its sole discretion.

      Notwithstanding the foregoing, the Board may, in its sole discretion, impose more restrictive conditions on the exercise of an option granted under this Plan, including, without limitation, restrictions relating to length of service, corporate performance, attainment of individual or group performance objectives, resale restrictions, federal or state securities laws and providing for no exercise of any option after termination of a Key Employee's employment. Any and all such conditions shall be specified in the stock option agreement limiting and defining such option.

      The Board may, in its sole discretion, impose similar conditions upon the exercise of any options granted to Consultants or to Participating Directors (who are not Key Employees), but is not required to do so.

                  (d) NON-TRANSFERABILITY: No option under this Plan shall be assignable or transferable except, in the event of the death of a Participant, by his or her will or by the laws of descent and distribution. In the event of the death of a Participant, the representative or representatives of his or her estate, or the person or persons who acquired (by bequest or inheritance) the rights to exercise his or her stock options granted under this Plan, may exercise any of the unexercised options or part thereof prior to the expiration of the applicable exercise period, as specified in sub-paragraphs 5(b) and 5(c) above, or in the stock option agreement relating to such options. No transfer of an option by a participant by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such option.

                  (e) MORE THAN ONE OPTION GRANTED TO A PARTICIPANT: More than one option, and more than one form of option, may be granted to a Participant under this Plan.

                  (f) Partial exercise: Unless otherwise provided in the stock option agreement, any exercise of an option granted under this Plan may be made in whole or in part.

                  (g)   LIMITATION  ON  AMOUNT  OF  QUALIFIED   INCENTIVE  STOCK
OPTIONS: The aggregate fair market value (determined at the time the option is granted) with respect to which Qualified Incentive Stock Options become exercisable by a Participant for the first time during any calendar year (including all such plans of the Company and its Subsidiaries) shall not exceed $100,000.

            6. PERIOD OF GRANTING OPTIONS. No option shall be granted under this Plan subsequent to ten years after the Effective Date.

            7. NO EFFECT UPON EMPLOYMENT STATUS. The fact that an employee, independent agent, consultant, attorney or director has been selected as a Participant shall not limit or otherwise qualify the right of his or her employer to terminate his or her employment, engagement or directorship at any time.

            8. METHOD OF EXERCISE. Any option granted under this Plan may be exercised by written notice to the Secretary of the Company, signed by the Participant, or by such other person as is entitled to exercise such option. The notice of exercise shall state the number of shares in respect of which the option is being exercised, and shall be accompanied by the payment, in cash, and/or, as provided below, in the Common Shares, of the full option price for such shares. At the written request of the Participant and upon approval by the Board, shares acquired pursuant to the exercise of any option may be paid for at the time of exercise by the surrender of Common Shares held by or for the account of the Participant at the time of exercise (for Qualified Incentive Stock Options only to the extent permitted by subsection (c) (4) of Section 422 of the Code, without liability to the Company). In such case, the fair market value of the surrendered shares shall be determined by the Board as of the date of exercise in the same manner as such value is determined upon the grant of an option. A certificate or certificates for the Common Shares purchased through the exercise of an option shall be issued in the regular course after the exercise of the option and payment therefor. The Company shall be afforded reasonable opportunity after exercise of any option to comply with any requirements for stock exchange listing, for registration under applicable securities or other laws and for compliance with other laws and regulations, if any, before issuance of the shares being purchased on such exercise. During the option period, no person entitled to exercise any option granted under this Plan shall have any of the rights or privileges of a shareholder with respect to any shares issuable upon exercise of such option until certificates representing such shares shall have been issued and delivered.

            9. IMPLIED CONSENT OF PARTICIPANTS. Every Participant, by his or her acceptance of an option under this Plan, shall be deemed to have consented to be bound, on his or her own behalf and on behalf of his or her heirs, assigns, and legal representatives, by all of the terms and conditions of this Plan.

            10. SHARE ADJUSTMENTS. In the event there is any change in the Common Shares resulting from stock splits, stock dividends of more than 5% in any year, combinations or exchanges of shares, or other similar capital adjustments, equitable proportionate adjustments shall be made by the Board in
(1) the number of shares available for option under this Plan, (2) the number of shares subject to options granted under this Plan, and (3) the option price of optioned shares.

            11. MERGER, CONSOLIDATION, OR SALE OF ASSETS. In the event the Company shall consolidate with, merge into, or transfer all or substantially all of its assets to another corporation or corporations (herein referred to as "successor employer corporation"), such successor employer corporation may obligate itself to continue this Plan and to assume all obligations under this Plan (for Qualified Incentive Stock Options, in a manner consistent with the provisions of Section 424(a) of the Code, or the provisions of that Section as it may be hereafter amended or as it may be replaced by any other section or sections of the Code of like intent or purpose). In the event that such successor employer corporation does not obligate itself to continue this Plan as above provided, this Plan shall terminate upon such consolidation, merger or transfer, and any option previously granted hereunder shall terminate. If practical, the Company shall give each Participant twenty (20) days' prior notice of any possible transaction which might terminate this Plan and the options previously granted hereunder.

            12. CONFLICTING PROVISIONS. In case of any conflict between the provisions of this Plan and the provisions of a stock option agreement entered into pursuant to this Plan, the provisions of this Plan shall control.

            13. COMPANY RESPONSIBILITY. All expenses of this Plan, including the cost of maintaining records, shall be borne by the Company. The Company shall have no responsibility or liability for any act or thing done or left undone with respect to the price, time, quality, or other conditions and circumstances of the purchase of shares under the terms of this Plan, so long as the Company acts in good faith.

            14. USE OF PROCEEDS. The proceeds received by the Company from the sale of stock under this Plan shall be added to the general funds of the Company and shall be used for such corporate purposes as the Board shall direct.

            15. TAX TREATMENT. With respect to Qualified Incentive Stock Options, this Plan is intended to comply with the provisions of Section 422 of the Code. Any provisions of this Plan which conflict with the provisions of
Section 422 shall be deemed to be hereby amended so as to comply therewith.

            16. LAW GOVERNING. This Plan and the rights of all persons hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

            17. SECURITIES LAWS. The Board shall take all necessary or appropriate actions to ensure that all option grants and all exercises thereof under this Plan are in full compliance with all federal and state securities laws.

            18. WITHHOLDING AND DEDUCTIONS. Notwithstanding anything to the contrary contained herein, if at any time specified herein for the making of any payment of cash or any delivery of Option stock to any person, by reason of the grant of an option, the exercise thereof, or otherwise, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company to withhold, or to make any deduction for any taxes or take any other action in connection with the payment or delivery then to be made, such payment or delivery, as the case may be, shall be deferred until such withholding or deduction shall have been adequately provided for, in the opinion of the Board.

            19. AMENDMENT AND TERMINATION. The Board may alter, amend or terminate this Plan at any time, or from time to time, without obtaining any approval of the Company's shareholders; except that this Plan may not be amended to (a) change the option price of optioned shares (excepting proportionate adjustments made under Paragraph 10); (b) change the requirement that the option price per Common Share not be less than 100% of the Fair Market Value of the Common Shares on the date the option is granted (or less than 110% in the case of 10% stockholders being issued Qualified Incentive Stock Options); (c) to extend the time within which options may be granted or the time within which a granted option may be exercised; or (d) to change, without the consent of the Participant, any option previously granted to him or her under this Plan, except as provided herein. If this Plan is terminated, any unexercised option shall continue to be exercisable in accordance with its terms, except as provided in paragraph 11 above.

            20. VARIATIONS IN PRONOUNS. Whenever used in this Plan, unless the context otherwise requires, words used in the singular shall also include the plural, and words used in the masculine gender shall also include the feminine or neuter gender.

            21. CAPTIONS AND HEADINGS. The Paragraph and subparagraph headings and captions are for reference purposes only and shall not in any way affect the meaning or interpretation of any such Paragraph or subparagraph of this Plan.